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                                                                EXHIBIT 23.10


                                  July 8, 1997



Galileo International, Inc.
9700 West Higgins Road, Suite 400
Rosemont, Illinois 60018

Ladies and Gentlemen:

        The undersigned hereby consents to being designated as a person about to become a director of Galileo International, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1 (File No. 333-27495).

                                Very truly yours,



                                /s/ John W. Harper
                                -----------------------------------------
                                John W. Harper